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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 24, 1998






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

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Item 5.  Other Events

      See the following press release by Newfield Exploration Company announcing the acquisition of interests in nine oil and gas fields and the increase of the Company's revolving credit facility to $225 million.

NEWFIELD COMPLETES GULF OF MEXICO ACQUISITION

FOR IMMEDIATE RELEASE

Houston, Texas (August 24, 1998) - NEWFIELD EXPLORATION COMPANY (NYSE-NFX) today announced it has purchased interests in nine oil and gas fields, comprised of interests in 13 offshore blocks, in the South Marsh Island, West Cameron and High Island areas of the Gulf of Mexico, offshore Louisiana and Texas, for approximately $60 million from an undisclosed seller. The newly acquired fields are in proximity to Newfield's existing acreage position and enhance the Company's operating presence in the Western Gulf of Mexico.

Newfield will operate all of the acquired properties and own working interests ranging from 45% to 100%. Of the nine fields acquired, six are developed and producing and three will be placed on line during the third and fourth quarters of 1998. Because most of these fields are subject to a pre-existing volumetric production payment, their contribution to 1998 production volumes will not be significant. The average net daily production contribution in 1999 is, however, expected to be approximately 30 MMcfe, or in excess of 10% of Newfield's total current net production. All of the acquired reserves are natural gas. Newfield has hedged approximately one-third of estimated natural gas production from the acquired properties under fixed price contracts at average prices ranging from $2.30 to $2.35 per MMBtu for calendar years 1999 and 2000.

Newfield has identified several drilling opportunities that include proved, probable and possible reserve targets and intends to initiate drilling on at least two of those prospects during 1998.

The acquisition was funded with borrowings under the Company's revolving credit facility, which has been increased to a $225 million facility. The additional bank credit capacity may be used for general corporate and working capital purposes including the acquisition, exploration and development of oil and gas properties. Chase Bank of Texas, National Association, serves as agent for the facility.

Newfield Exploration Company was founded in 1989. Its principal operations are in the Gulf of Mexico and Gulf Coast area. In early 1998, Newfield was the 11th leading operator of production and in 1997, it was the 9th most active driller in the Gulf of Mexico.

Newfield Exploration Company                 For more information contact:
363 N. Sam Houston Parkway East, Ste. 2020        James P. Ulm, II
Houston, TX 77060                                 (281) 847-6000
(www.newfld.com)


Certain of the statements set forth in this press release regarding production targets and planned capital expenditures and activities are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas
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prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

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Item 7.  Financial Statements and Exhibits

  (a)    Financial statements of businesses acquired:

         None

  (b)    Proforma financial information:

         None

  (c)    Exhibits:

         10.1 First Amendment to Amended and Restated Credit Agreement dated as of August 20, 1998 among Newfield Exploration Company as the Company, and The Chase Manhattan Bank as Agent, and the Banks signatory thereto (without Exhibits)

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date: August 28, 1998            By:  /s/    Terry W. Rathert

                                      Terry W. Rathert
                                      Vice President-Planning and
                                      Administration and Secretary
                                      (Authorized Officer and Principal
                                       Financial Officer)




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                              EXHIBIT INDEX


       Exhibit
       Number         Description of Exhibits
       -------        -----------------------

        10.1 First Amendment to Amended and Restated Credit Agreement dated as of August 20, 1998 among Newfield Exploration
                      Company as the Company, and The Chase Manhattan Bank as
                      Agent, and the Banks signatory thereto (without Exhibits)

